Exhibit 8.2

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com
July 9, 2008
Allis-Chalmers Energy, Inc.
5075 Westheimer, Suite 890
Houston, Texas 77056
TAX OPINION
Ladies and Gentlemen:
     We have acted as counsel to Allis-Chalmers Energy, Inc., a Delaware corporation (“Parent”), in connection with the preparation and filing of Registration Statement No. 333-149326 on Form S-4, as amended (the “Registration Statement”), filed by Parent with the Securities Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the merger (the “Merger”) of Bronco Drilling Company, Inc., a Delaware corporation (the “Company”), with and into Elway Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), which will be converted into a Delaware limited liability company prior to the effective time of the Merger, pursuant to the Agreement and Plan of Merger dated as of January 23, 2008, as amended by the First Amendment to the Agreement and Plan of Merger dated as of June 1, 2008 (the “Merger Agreement”), by and among Parent, Merger Sub and the Company.
     We have participated in the preparation of the discussion set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Merger” and the legal conclusions with respect to United States federal income tax matters set forth therein constitute our opinion regarding material United States federal income tax consequences of the Merger.
     In arriving at the opinion expressed above, we have examined the Registration Statement, including the joint proxy statement/prospectus included therein, and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed above. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of Parent, Merger Sub and the Company.

Allis-Chalmers Energy, Inc.
July 9, 2008

     Our opinion is based upon and conditioned upon the initial and continuing accuracy of the statements, representations and assumptions set forth in the Merger Agreement, the Registration Statement and the officers’ certificates delivered to us by Parent, Merger Sub and the Company. We have also assumed that all representations made “to the best knowledge of” any person will be true, correct and complete as if made without that qualification. Any inaccuracies in any of the aforementioned statements, representations, or assumptions or breach or failure of any of the aforementioned covenants could adversely affect our opinion.
     In rendering our opinion, we have assumed the Merger will occur in the manner contemplated by the Registration Statement and in accordance with the Merger Agreement and there are no arrangements other than those set forth in the Merger Agreement between the parties thereto. Our opinion is based upon provisions of the Internal Revenue Code of 1986, as amended, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts, all as of the date hereof, all of which are subject to change with prospective or retroactive effect, and our opinion could be adversely affected or rendered obsolete by any such change. We provide no assurance that the legal authorities upon which this opinion is based will not be amended, revoked or modified (with or without retroactive effect) in a manner which would affect or change our conclusions.
     This opinion is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Specifically, no opinions are expressed with respect to the tax consequences of the Merger under any foreign, state, or local tax law. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any change in fact, circumstances, or law after such time as the Registration Statement is declared effective. In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court. Furthermore, our opinion is not binding on the Internal Revenue Service or a court. In addition, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusions. There can be no assurance that the Internal Revenue Service will not take contrary positions or that a court would agree with our opinion if litigated.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the joint proxy statement/prospectus forming part of the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under section 7 of the Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,
/s/ Andrews Kurth LLP